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                                                                   EXHIBIT 23.4

                                    CONSENT

  We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Registration Statement on Form S-4 (File Number 333-62211) of Arch Communications Group, Inc. As noted therein, our review and input only pertains to FCC matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors--Risks Common to Arch and MobileMedia--Government Regulation, Foreign Ownership and Possible Redemption" and "Industry Overview--Regulation." Stockholders of Arch should not rely on Wilkinson, Barker, Knauer & Quinn with respect to any others matters or any other sections of the document.

                                          Wilkinson, Barker, Knauer & Quinn,
                                           LLP

                                                 /s/ Kenneth D. Patrich
                                          By: _________________________________
                                                    KENNETH D. PATRICH

Date:  December 17, 1998